Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2003 (except with respect to the matter discussed in Note 12, as to which the date is June 4, 2003) in this registration statement and the related Prospectus of Repligen Corporation for the registration of 2,500,000 shares of its common stock.


                                                   /s/ ERNST & YOUNG LLP

                                                   ERNST & YOUNG LLP

Boston, Massachusetts
June 12, 2003